                                                                       Exhibit 5

John Hancock Mutual Life Insurance Company   [LOGO OF JOHN HANCOCK APPEARS HERE]
Which will sometimes hereinafter be referred to as "the Company"
Variable deferred annuity application
Overnight Mail: [John Hancock Annuity Service Center
529 Main Street
Charlestown, MA  02129]

Regular Mail: [John Hancock Annuity Service Center
P.O. Box 9298
Boston, MA  02205-9298]

For Assistance Call: [1-800-824-0335]

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1.   Owner/ownership type                                 [ ] Male  [ ] Female
   [ ] Individual  [ ] Trust  [[ ] Charitable Remainder Trust  [ ] Corporation  [ ] UGMA  [ ] UTMA]  [ ] Other ________________

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Name (First, Middle, Last) or Name of Trust/Trustee       Address (Street, City, State, Zip Code)*         Home Phone No.

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Date of Birth  (Month/Day/Year)/Date of Trust             Social Security Number/TIN                       Daytime Phone No.

1a.  Joint Owner (if any)                                 [ ] Male  [ ] Female

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Name (First, Middle, Last)                                Address (Street, City, State, Zip Code)*         Home Phone No.

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Date of Birth (Month/Day/Year)                     Social Security Number/TIN    Relationship to Owner     Daytime Phone No.

[*If you are not a U.S. citizen or resident alien, please specify your country of residence above and attach IRS form W-8.]
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2. Annuitant (if other than Owner)                        [ ] Male  [ ] Female

  [ ] Check if additional Annuitant is required for 1035 exchange.  If so, please provide additional Annuitant information
  (listed below) in Special Request Section 12.

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Name (First, Middle, Last)              Address (Street, City, State, Zip Code)             Home Phone No.     Daytime Phone No.

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Date of Birth (Month/Day/Year)          Social Security Number/TIN                          Relationship to Owner
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3. Beneficiary (ies) Total % of Proceeds of Primary Beneficiary(ies) must equal 100%.

PRIMARY:
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          Name (First, Middle, Last)    Address (Street, City, State, Zip Code)    Relationship to Annuitant     % of Proceeds

PRIMARY:
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          Name (First, Middle, Last)    Address (Street, City, State, Zip Code)    Relationship to Annuitant     % of Proceed

CONTINGENT:
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          Name (First, Middle, Last)    Address (Street, City, State, Zip Code)    Relationship to Annuitant
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4. Date of Maturity (Annuity Commencement Date)

          [ ] 95th Birthday             [ ] 90th Birthday            [ ] Other _________(maximum age is 95)

  If Date of Maturity is not elected, the Date of Maturity will be the Annuitant's 95th Birthday unless the Guarantee Retirement
                    Income Benefit Rider is elected, in which case Date of Maturity will be the 90th birthday.
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5. Replacement

Will any existing life insurance or annuity be (or has been) surrendered, withdrawn from, loaned against, changed or otherwise
reduced in value or replaced in order to fund the annuity that is being applied for?                  [ ] Yes     [ ] No
   If Yes, please complete and attach transfer paperwork and any necessary state replacement forms and complete the following:
Issuing Company: _____________________, Contract No._____________________________, Contract Type:____________________________
Issuing Company: _____________________, Contract No._____________________________, Contract Type:____________________________
Issuing Company: _____________________, Contract No._____________________________, Contract Type:____________________________
Have you purchased another annuity from the Company during the previous 12 months? [ ] Yes:(Account No.:__________________)  [ ] No
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156-REVH-00                 [use this application in all states except xx,xx,xx,
                                                         Marketing Product Name]

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6.  Initial Premium                            ($1,000 minimum for qualified contract or $5,000 for non-qualified contract required)
Method of Payment                                                                      Total Initial Premium: $_______________
     [_] Check is Enclosed   [_] Wire      [_] Pending transfer or exchange
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7.  Plan Selection  Please check the appropriate box, if applicable
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A.   [_] Non-Qualified       [_] 1035(a) Tax-Free Exchange          Cost Basis $_______________       [_] Other:______________
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Please check the appropriate box
B.   [_] Direct Transfer    [_] Rollover    [_] Traditional IRA    [_] Roth IRA           Please indicate tax year:___________
     [_] SIMPLE IRA         [_] SEP IRA     [_] 403(b)             [_] Profit Sharing     [_] Money Purchase
     Please enter the Employer Case No.:_______________________________[_] Other ______________
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8.  Please send Statements and Notices to: [_] Annuitant            [_] Owner              [_] Other*
*If Other, please indicate name and address:__________________________________________________________________________________
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9.  Investment Allocation          Each selection must be whole percentages and the total of A, B and C selections must equal 100%
[    A. MVA Account Guarantee Periods
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        1 Year ______%         2 Year ______%         3 Year ______%         4 Year ______%          5 Year ______%
        6 Year ______%         7 Year ______%         8 Year ______%         9 Year ______%          10 Year ______%
     B. Variable Investment Options
        ---------------------------
        ___% VA Growth                                ___% Emerging Mkts Equity                   ___% Managed
        ___% VA Growth & Income                       ___% Global Equity                          ___% Int' Balanced
        ___% VA Ind Equity                            ___% Intl' Opp                              ___% Real Estate Equity
        ___% VA Special Opp                           ___% Mid Cap Value                          ___% Strategic Bond
        ___% VA Emerging Growth                       ___% Small/Mid Cap CORE                     ___% Bond Index
        ___% VA Financial Industries                  ___% Large Cap Growth                       ___% Short Term Bond
        ___% VA Strategic Income                      ___% Int'l Equity Index                     ___% Money Market
        ___% VA Global Bond                           ___% Large Cap Value                        ___% Mid Cap Growth
        ___% VA High Yield Bond]
     C. Dollar Cost Averaging Rate Account:____%
        ----------------------------------
        Please elect one: [_] 6 month allocation period or [_] 12 month allocation period
        Please select Variable Investment Option(s) (Section B above) to be allocated under the dollar cost average plan and designate corresponding percentage. The following designated percentages must equal 100%
         ___% _____________                ___% _____________             ___% _____________            ___% _____________
         ___% _____________                ___% _____________             ___% _____________            ___% _____________
                                        Total of above (A) and (B) plus (C) must equal 100%
          TOTAL (A) ________%                         TOTAL (B) ________%                       TOTAL (C) ________%
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10. Riders (only available at time of issue)                        Age, other restrictions, and other limitations may apply.
        [_] Enhanced Death Benefit
        [_] Waiver of Withdrawal Charges due to Nursing Home Confinement/Critical Illness
        [_] Guarantee Retirement Income Benefit (Date of Maturity must not exceed 90th Birthday)
        [_] Accumulated Value Enhancement Rider
        [_] Other _____________________________
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11. Telephone Transfer Provision
   By checking the Yes box below, I/We direct the Company to act upon telephone instructions from the Owner (a trustee, if the Owner is a trust, or an authorized business official, if the Owner is a business entity) and my/our registered representative, if applicable, to change future payment allocations and/or transfer existing funds among the investment options, subject to the terms of the telephone transfer provision as described in the current prospectus for the annuity.
        Yes [_] If "Yes", Please check one:  [_] Owner(s) and Registered Representative
                                             [_] Owner(s) only
        No  [_]
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156-REVH-00
                          [use this application in all states except xx, xx, xx,
                                                         Marketing Product Name]

12. Special Requests (Please record any additional details on a separate piece of paper.)

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13. Signature(s) and Taxpayer Identification Number Certification
I/We acknowledge receipt of a current prospectus. I/We have read and completed, as appropriate, all items contained in this application and declare all statements are true to the best of my/our knowledge and belief. I/We hereby certify to the best of my/our knowledge and belief that the taxpayer identification number(s), as listed on this Application, is true and complete. I/We acknowledge that the annuity will be subject to the telephone transfer provision, if elected in Section 11, described in the current prospectus for the annuity and, according to the terms of that provision, I/we may be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions that the Company receives from me/us. I/We agree that neither the "Trusts", as defined in the prospectus, nor the Company will be liable for any loss in acting on any written or telephone instructions that are reasonably believed to be authentic. If this annuity is for a corporation, business organization, or trust, I/we represent that the individual(s) signing below has/have the proper authority to enter into this annuity.
[ ] Check here if a Statement of Additional Information is requested. Amounts payable under this contract may be subject to a Market Value Adjustment.

[We may deliver prospectus updates, annual reports and proxy statements to consenting Owners electronically by one of the following options: [ ] (1) E-mailing the document; or [ ] (2) E-mailing a notice identifying an Internet site where the document can be viewed and downloaded. Please indicate your consent by checking the appropriate box. You may incur online charges to receive a document under either option described above. If you would like to receive these documents in electronic format when available, please check the box and fill in your e-mail address here:______________________________________. This consent will be in effect until you revoke it. You may revoke it at any time by calling 1-800-732-5543. If you consent to electronic delivery, you may request that we send you paper copy at any time.]

The contractual payments and accumulation values under the variable annuity provisions of the contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

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Owner Signature                                Joint Owner Signature                Signed at City&State                     Date

For Representative(s) Use Only
Agent: Do you have reason to believe that any existing life insurance or annuity has been surrendered, withdrawn from, loaned against, changed or otherwise reduced in value or replaced in connection with this transaction assuming the annuity applied for will be issued on the life of the annuitant?[ ] Yes [ ] No

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Registered Representative Signature            Signed at :City and State


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Firm/Agency Name and Address                   Firm/Agency No.


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Print Name & Registered Representative (JH Rep) No./Contract Code            SSN                Telephone No                    %


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Print Name & Registered Representative (JH Rep) No./Contract Code            SSN                Telephone No                    %

Please check one of the following Comm Options (Contact your Home Office for more information)
[[ ] Option A  [ ] Option B  [ ] Option C]



156-REVH-00                                                                     [use this application in all states except xx,xx,xx,
                                                                                                             Marketing Product Name]

State Disclosures
[For all states except CO, CT, KY, NJ, OH, OK, PA, TX and VA:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

For Arizona Residents Only:

On written request, we are required to provide within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity contract to your. If for any reason, you are not satisfied with the annuity contract you may return it within ten days after the contract is delivered and receive a refund of all monies paid. For variable annuity contracts, the refund shall equal the sum of the difference between the premiums paid, including any policy or contract fees or other charges, and the amounts allocated to any separate accounts under the policy or contract, and the value of the amounts allocated to any separate accounts under the policy or contract on the date the returned contract is received by the insurer or its agent.

For Connecticut Residents only:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

For Kentucky Residents only:

Any person who knowingly and with the intent to defraud any insurance company or other persons, submits an application or files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any facts, material thereto, commits a fraudulent act, which is a crime.

For New Jersey Residents only:

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Ohio Residents only:

Any person who knowingly and with intent to defraud any insurance company or other persons, submits an application or files a claim containing any materially false information, or conceals for the purpose of misleading, information concerning any facts, material thereto, commits a fraudulent act, which is a crime.

For Oklahoma Residents only:

WARNING: Any person who knowingly and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an annuity containing any false, incomplete or misleading information is guilty of a felony.

For Pennsylvania Residents only:

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.]

For Texas Residents only:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

All benefits,payments and values, including the Account or Cash Value, which is based upon the investment experience of a separate investment account may increase or decrease in accordance with the investment experience of the separate investment account and are not guaranteed as to fixed dollar amount. The Account Value or Cash Value may even decrease to zero.

For Virginia Residents only:

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.]




156-REVH-00                                      [use this application in all
                                                  states except xx,xx,xx,
                                                  Marketing Product Name]